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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 23, 2002


                               APPLE SUITES, INC.
             (Exact name of registrant as specified in its charter)

          Virginia                  000-30491             54-1933472
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of incorporation)            File Number)     Identification Number)


        10 South Third Street, Richmond, VA         23219
     (Address of principal executive offices)     (Zip Code)

                                 (804) 344-8121
              (Registrant's telephone number, including area code)

Item 5. Other Events

On October 23, 2002, the boards of directors of Apple Hospitality Two, Inc. ("Hospitality") and Apple Suites, Inc. ("Suites") approved a merger transaction in which Suites will become a subsidiary of Hospitality. On October 24, 2002, an agreement and plan of merger was signed by Hospitality, Hospitality Acquisition Company and Suites.

In the merger, each Suites common share will be converted into the right to receive one Hospitality unit, each unit consisting of one Hospitality common share and one Hospitality Series A preferred share, unless the Suites common shareholder elects to receive $10.00 in cash per Suites common share subject to a $25 million limit on the cash to be paid in the merger. If more Suites common shareholders elect to receive cash than the maximum amount of cash consideration to be paid by Hospitality, Hospitality will distribute the cash pro rata and round fractional shares to the nearest whole share. Hospitality, at its sole discretion prior to the effective time of the merger, may determine to increase the maximum amount of cash consideration to an amount not to exceed $30 million.

As a result of the merger, the 240,000 outstanding Suites Class B convertible shares will be convertible into 480,000 Suites common shares. Pursuant to the merger, the Suites Class B convertible shares will be converted into the right to receive 480,000 Hospitality units, or one Hospitality unit for each Suites common share, the same exchange ratio applicable to Suites common shareholders.

The merger is expected to be treated as a tax free reorganization for federal income tax purposes, except for cash, if any, received by Suites shareholders.

Holders of Hospitality units will continue to own their existing Hospitality units after the merger.

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In connection with the merger, Hospitality will pay an extraordinary dividend to
Hospitality common shareholders. The extraordinary dividend will consist of an aggregate payment of $15 million which will be divided equally among the outstanding Hospitality common shares (approximately $0.49 per share) and is contingent on the merger becoming effective. The record date for the extraordinary dividend will be the record date of the Hospitality common shareholders' meeting to approve the merger or another date that the Hospitality Board of Directors declares as long as the record date is prior to the effectiveness of the merger. The payment date for the extraordinary dividend will be after the effective date of the merger.

In connection with the merger, the boards of directors of Hospitality and Suites have determined that the companies will become self-advised contingent upon the merger occurring. Consequently, the advisory agreements Hospitality and Suites have with Apple Suites Advisors, Inc. will be terminated concurrently with the merger and, thereafter, no further advisory fees will be due thereunder. As a result of this termination, the 240,000 Hospitality Series B convertible preferred shares held by Mr. Knight and two business associates would be converted into 1,272,000 Hospitality units. To implement the termination of the advisory agreement for Hospitality, Hospitality and Glade M. Knight, the sole shareholder of Apple Suites Advisors, Inc., have reached an agreement in principle to acquire all of Mr. Knight's stock in Apple Suites Advisors instead of paying a $6.48 million termination fee due Apple Suites Advisors under the advisory agreement. In this acquisition, Mr. Knight would receive a cash payment of $2 million and a non-interest-bearing promissory note due in 2006 in a principal amount of $4.48 million. This acquisition is subject to the execution of definitive documentation and is conditioned upon the effectiveness of the merger. The property acquisition and disposition agreements that Hospitality and Suites have with Apple Suites Realty, Inc., which is owned by Mr. Knight, will remain in effect.

The merger is subject to a number of conditions including the approval of the holders of at least a majority of Hospitality common shares present and voting at the Hospitality meeting called to consider the merger, excluding Hospitality common shares owned by or voted under the control of a Hospitality or Suites director. The merger also requires the approval of the holders of a (i) majority of the outstanding Suites common shares and (ii) the holders of a majority of Suites common shares present and voting at the Suites meeting called to consider the merger, excluding Suites common shares owned by or voted under the control of a Hospitality or Suites director. The merger is expected to close shortly after the special meetings of shareholders for both companies if shareholders approve the merger. A registration statement relating to the approval of the merger and the offering of the securities to be issued with the merger will be filled with the Securities and Exchange Commission shortly.

Hospitality is an externally advised real estate investment trust owing upper-end extended-stay hotels in select metropolitan areas throughout the United States. As of October 23, 2002, Hospitality owned 48 extended-stay hotels, comprising 5,767 suites as a part of the Residence Inn(R) by Marriott(R) Franchise.

Suites is an externally advised real estate investment trust owing upper-end extended-stay hotels in select metropolitan areas throughout the United States. As of October 23, 2002, Suites owned 17 extended-stay hotels, comprising 1,922 Suites as part of the Homewood Suites(R) by Hilton(R) franchise.

This Current Report on Form 8-K does not constitute a solicitation of proxies or an offer of any securities for sale. Apple Hospitality Two, Inc. intends to file with the Securities and Exchange Commission a registration statement, that will contain the prospectus of Apple Hospitality Two, Inc. relating to the capital stock to be issued in the merger, and the proxy statement of Apple Hospitality Two, Inc. and Apple Suites, Inc. relating to the special meetings of shareholders at which the agreement and plan of merger will be considered and voted upon by the shareholders. Shareholders are urged to read the proxy statement/prospectus along with any other documents filed with the SEC when they become available because they will contain important information. Shareholders will be able to obtain a free copy of the registration statement, including the exhibits filed therewith at the SEC's website at www.sec.gov. In addition, shareholders may obtain the proxy statement/prospectus and other documents filed with the SEC free of charge by requesting them from the Corporate Secretary in writing at Apple Hospitality Two, Inc., Attention: Corporate Secretary, 10 South Third Street, Richmond, Virginia 23219, or by telephone at (804) 344-8121.

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Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.                 Document Description
                                            --------------------

                  2.1 Agreement and Plan of Merger among Apple Hospitality Two, Inc., Hospitality Acquisition Company and Apple Suites, Inc. dated October 24, 2002 (incorporated by reference to Exhibit 2.1 to the Apple Hospitality Two, Inc.'s Current Report on Form 8-K filed on October 25,
                       2002).



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Apple Suites, Inc.


                                            By:      /s/  Glade M. Knight
                                                 -------------------------------
                                                     Glade M. Knight, President


                                            October 24, 2002